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                                                               Exhibit 23

                                                              [Letterhead]
                                                          Deloitte & Touche LLP
                                                          Two Prudential Plaza
                                                        180 North Stetson Avenue
                                                         Chicago, Illinois 60601



INDEPENDENT AUDITORS' CONSENT
-----------------------------



We consent to the incorporation by reference in Registration Statement
No. 333-86790 of John Deere Capital Corporation on Form S-3 of our report dated November 19, 2002, appearing in the Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP
Chicago, Illinois

December 19, 2002